Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report on MedQuist Inc.'s supplemental consolidated financial statements included in this registration statement and to the incorporation by reference in this registration statement of our report dated August 10, 1998, on the restated consolidated financial statements included in Item 5 in MedQuist Inc.'s Form 10-Q for the period ended June 30, 1998, and to all references to our Firm included in this registration statement.


                                            /s/ ARTHUR ANDERSEN LLP


Philadelphia, PA
October 30, 1998